UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

May 19, 2022

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael P. Rama Employment Agreement

On May 19, 2022, we entered into a new employment agreement with Michael P. Rama, our Chief Financial Officer, renewing his prior employment offer letter, dated as of February 7, 2020. The term of his new employment agreement started on January 1, 2022 and extends until March 31, 2025. Pursuant to the employment agreement, Mr. Rama agreed to devote his full business efforts and time to our company. The employment agreement provides that Mr. Rama will receive an initial annual base salary of $390,000, payable on our regular scheduled payday. Mr. Rama will be eligible for an annual performance cash bonus of up to 50% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Rama. Mr. Rama will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be comprised of restricted common stock. 50% of the restricted common stock granted will vest immediately on the grant date, and the remaining 50% will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date. Mr. Rama is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Rama’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

If we undergo a “change in control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Rama will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our Chief Financial Officer (excluding elevation to a more senior position), (ii) his title is changed to a lesser role, (iii) his compensation is materially decreased, or (iv) he is terminated without Cause during the merger/acquisition process or within one year after the closing of such transaction. Additionally, all restricted common stock and stock options held by Mr. Rama will immediately vest upon a change in control.

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Aviv Hillo Employment Agreement

On May 19, 2022, we entered into a new employment agreement with Aviv Hillo, our General Counsel, renewing his prior employment offer letter, dated as of June 18, 2018, which had been renewed on September 25, 2020. The term of his new employment agreement will start on June 1, 2022 and extends until May 31, 2025. Pursuant to the employment agreement, Mr. Hillo agreed to devote his full business efforts and time to our company. The employment agreement provides that Mr. Hillo will receive an initial annual base salary of $390,000, payable on our regular scheduled payday. Mr. Hillo will be eligible for an annual performance cash bonus of up to 50% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Hillo. Mr. Hillo will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be comprised of restricted common stock. 50% of the restricted common stock granted will vest immediately on the grant date, and the remaining 50% will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date. As a signing bonus, Mr. Hillo received stock options to purchase 37,324 shares of common stock at $15.70 per share, which will vest in equal one-third increments on each anniversary of the grant date. Mr. Hillo is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Hillo’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

If we undergo a “change in control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Hillo will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our General Counsel (excluding elevation to a more senior position), (ii) his title is changed to a lesser role, (iii) his compensation is materially decreased, or (iv) he is terminated without Cause during the merger/acquisition process or within one year after the closing of the transaction. Additionally, all restricted common stock and stock options held by Mr. Hillo will immediately vest upon a change in control.

The foregoing summary descriptions of our new employment agreements with Mr. Rama and Mr. Hillo are qualified in their entirety by reference to the full texts thereof. Copies of the respective employment agreements are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein in their entirety.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1*	Employment Agreement, dated May 19, 2022, between Blink Charging Co. and Michael P. Rama.
10.2*	Employment Agreement, dated May 19, 2022, between Blink Charging Co. and Aviv Hillo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material and (ii) the type that the registrant treats as private or confidential. A copy of the omitted portions will be furnished to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: May 24, 2022	By:	/s/ Michael P. Rama
	Name:	Michael P. Rama
	Title:	Chief Financial Officer

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